EXHIBIT 10.2
MINDSPEED TECHNOLOGIES, INC.
DIRECTORS STOCK PLAN
AWARD AGREEMENT
RESTRICTED SHARES TERMS AND CONDITIONS
1. Definitions
     Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Plan. As used in these Restricted Shares Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:
     (a) Award Agreement: These Restricted Shares Terms and Conditions, together with the Grant Letter.
     (b) Grant Letter: The letter from Mindspeed granting the Restricted Shares to you.
     (c) Mindspeed: Mindspeed Technologies, Inc., a Delaware corporation.
     (d) Plan. Mindspeed’s Directors Stock Plan, as such Plan may be amended and in effect at the relevant time.
2. Earning of Restricted Shares
     You shall be deemed to have earned the Restricted Shares subject to this Award Agreement:
     (a) ten days after:
     (i) you retire from the Board after attaining age fifty-five (55) and completing at least five (5) years of service as a director; or
     (ii) you resign from the Board or cease to be a director by reason of the antitrust laws, compliance with Mindspeed’s conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of Mindspeed; or
     (b) if a Change of Control shall occur.
3. Book-Entry Accounts or Retention of Certificates for Restricted Shares and Dividends
     To facilitate implementation of the provisions of this Award Agreement, the Restricted Shares and any dividends or distributions thereon or in respect thereof (“Dividends”), whether in cash or otherwise (including but not limited to additional Shares, other securities of Mindspeed or securities of another entity, any such shares or other securities being collectively referred to herein as “Stock Dividends”) shall be held in book-entry accounts subject to the direction of Mindspeed or, if Mindspeed elects, certificates therefor may be issued in your name but delivered to and held by Mindspeed, until you shall have earned the Restricted Shares in accordance with the provisions of Section 2.
4. Voting Rights
     Notwithstanding the Restricted Shares being held in book-entry accounts or retention by Mindspeed of certificates for the Restricted Shares and any Stock Dividends, you shall be entitled to vote the Restricted Shares and any Stock Dividends, unless and until such shares have been forfeited in accordance with Section 6.
5. Delivery of Earned Restricted Shares
     As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with Section 2, Mindspeed shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Dividends then held in book-entry accounts or by Mindspeed.
6. Forfeiture of Unearned Restricted Shares and Dividends
     Notwithstanding any other provision of this Award Agreement, if your service as a director terminates for any reason other than as set forth in Section 2, all unearned Restricted Shares, together with any Dividends thereon, shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the unearned Restricted Shares theretofore issued, together with any Dividends thereon, shall be transferred to Mindspeed.
7. Transferability
     The Restricted Shares are not transferable.
8. Applicable Law
     This Award Agreement and Mindspeed’s obligation to deliver Restricted Shares and any Dividends hereunder shall be governed by the State of Delaware and the Federal laws of the United States.
9. Headings
     The section headings contained in these Restricted Shares Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Award Agreement.
10. Entire Agreement
     This Award Agreement and the Plan embody the entire agreement and understanding between Mindspeed and you with respect to the Restricted Shares, and there are no representations, promises, covenants, agreements or understandings with respect to the Restricted Shares other than those expressly set forth in this Award Agreement and the Plan.